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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Ezenia! Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 2, 2010

Dear Stockholder:

        You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Ezenia! Inc. (the "Company"), which will be held on Monday, July 26, 2010 at 12:00 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109.

        The Notice of the 2010 Annual Meeting of Stockholders and Proxy Statement accompany this letter. These documents collectively describe the formal business to be conducted at the annual meeting. The Company's Annual Report on Form 10-K is also enclosed for additional information.

        All stockholders are invited to attend the annual meeting. To ensure your representation at the annual meeting, however, you are urged to vote by proxy by following one of these steps as promptly as possible:

  (A)
  Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

  (B)
  Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card); or

  (C)
  Vote via the Internet (see instructions on the enclosed Proxy Card).

        Your shares cannot be voted unless you date, sign and return the enclosed Proxy Card, vote via the telephone or Internet or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,

Khoa D. Nguyen
Chairman and
Chief Executive Officer

EZENIA! INC.
14 Celina Avenue
Suite 17-18
Nashua, New Hampshire 03063

NOTICE OF 2010 ANNUAL MEETING
OF STOCKHOLDERS

TO OUR STOCKHOLDERS:

        The 2010 Annual Meeting of Stockholders of Ezenia! Inc., a Delaware corporation (the "Company"), will be held on Monday, July 26, 2010 at 12:00 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109. The purposes of the meeting are:

  1.
  To elect two Class III Directors, nominated by the Board of Directors, each to hold office for a three-year term and until each such Director's respective successor has been duly elected and qualified;

  2.
  To ratify the appointment of Caturano and Company, P.C. as described in this Proxy Statement as the Company's independent registered public accounting firm for 2010; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        Stockholders of record at the close of business on May 27, 2010 are entitled to notice of, and to vote at, the meeting.

        The proposal for the election of directors relates solely to the election of two Class III Directors nominated by the Board of Directors and does not include any other matters relating to the election of directors, including, without limitation, the election of directors nominated by any stockholder of the Company.

        Please sign, date and return the enclosed Proxy Card in the enclosed envelope, or vote via telephone or the Internet (pursuant to the instructions on the enclosed Proxy Card) at your earliest convenience. If you return the Proxy Card or vote via telephone or the Internet, you may nevertheless attend the meeting and vote your shares in person. If your stock is held in the name of a broker, bank or other nominee, follow the voting instructions in the form you receive from your broker or bank.

        All stockholders of the Company are cordially invited to attend the meeting. To vote in person, bring a form of personal identification with you. If your stock is held by a broker, bank or other nominee, bring an account statement or letter from the record holder indicating that you own the shares as of May 27, 2010, the record date, and obtain from the record holder a proxy issued in your name.

By Order of the Board of Directors,
Thomas J. McCann Secretary

Nashua, New Hampshire
July 2, 2010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on July 26, 2010.

The proxy statement and annual report to stockholders are available at:

For the registered holders who will also be able to vote online, http://www.envisionreports.com/EZEN.

For the beneficial holders who will just view the proxy material, http://www.edocumentview.com/EZEN.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE (I) SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM WITHIN THE UNITED STATES OR (II) VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET.

SECURITY PROCEDURES AT GOODWIN PROCTER LLP

PLEASE NOTE THAT DUE TO SECURITY PROCEDURES, YOU WILL BE REQUIRED TO SHOW A FORM OF PICTURE IDENTIFICATION TO GAIN ACCESS TO THE OFFICES OF GOODWIN PROCTER LLP. PLEASE CONTACT THE EZENIA! INC. INVESTOR RELATIONS DEPARTMENT AT 603-589-7623 IF YOU WISH TO ATTEND THE MEETING.

EZENIA! INC.
14 Celina Avenue
Suite 17-18
Nashua, New Hampshire 03063

PROXY STATEMENT

2010 Annual Meeting of Stockholders to be Held on July 26, 2010

        This proxy statement (this "Proxy Statement") is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Ezenia! Inc. (the "Company") of proxies for use at the 2010 Annual Meeting of Stockholders to be held on Monday, July 26, 2010 at 12:00 p.m., local time, at the offices of Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, Massachusetts 02109, and any adjournments or postponements thereof.

        Registered stockholders can vote their shares (1) by mailing their signed Proxy Card, (2) via a toll-free telephone call from the U.S. or Canada, (3) via the Internet or (4) in person at the meeting. The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by a registered stockholder interested in voting via telephone or the Internet are set forth on the enclosed Proxy Card. If your stock is held in the name of a broker, bank or other nominee, follow the voting instructions in the form you receive from your broker or bank.

        Shares represented by duly executed proxies received by the Company prior to the meeting will be voted as instructed in the proxy on each matter submitted to the vote of stockholders. If a duly-executed proxy is submitted without voting instructions with respect to one or more proposals, the persons named as proxies thereon intend to vote all shares represented by such proxy "FOR" each such proposal and at their discretion with respect to any other proposals that may properly come before the meeting. The persons named as proxies are employees of the Company.

        A stockholder may revoke a proxy at any time prior to its exercise by (1) delivering a later-dated proxy, (2) making an authorized telephone or Internet communication on a later date in accordance with the instructions on the enclosed Proxy Card, (3) providing written notice of revocation to the Secretary of the Company at the address of the Company's principal executive offices set forth above or (4) voting in person at the meeting. To vote in person, bring a form of personal identification with you. If your stock is held by a broker, bank or other nominee, bring an account statement or letter from the record holder indicating that you own the shares as of May 27, 2010, the record date, and obtain from the record holder a proxy issued in your name. If a stockholder does not intend to attend the meeting, any written proxy or notice should be returned for receipt by the Company and any telephonic or Internet vote should be made, not later than the close of business, 5:30 p.m., EDT, on July 25, 2010.

        Following this initial solicitation of proxies, solicitations of some stockholders may be made by the Company's officers and employees in person or by mail, telephone or electronic mail. The Company will bear the total cost of solicitation of proxies relating to the meeting. The Company also has retained MacKenzie Partners, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $10,000, plus reimbursement of expenses.

        This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders on or about July 2, 2010.

        Only stockholders of record as of the close of business on May 27, 2010, which is the record date for the meeting, are entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. As of the record date, there were 15,526,820 shares (excluding treasury shares) of the Company's common stock, $.01 par value per share (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share of Common Stock held of record by them on the record date.

        Cameras, recording devices and other electronic devices will not be permitted at the meeting, and all mobile phones must be silenced at the meeting.

        The Company's Annual Report on Form 10-K containing audited financial statements for the fiscal year ended December 31, 2009 (the "Annual Report") accompanies this Proxy Statement. The mailing address of the Company's principal executive offices is 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063.

        The Company has adopted a procedure called "householding", which has been approved by the Securities and Exchange Commission (the "SEC"). Under this procedure, the Company delivers only one copy of the annual report and proxy statement to multiple stockholders who share the same address and have the same last name, unless the Company has received contrary instructions from an affected stockholder. This procedure reduces printing and mailing costs and fees. Stockholders who participate in householding will continue to receive separate proxy cards.

        The Company will deliver promptly upon written or oral request a separate copy of the annual report and proxy statement to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the annual report or proxy statement, you may write Ezenia! Inc. at 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063, Attention: Investor Relations, or call 603-589-7623. You may also access the Company's annual report and proxy statement on the Company's website at www.ezenia.com under "Company—Investor Relations".

        Any stockholders of record who share the same address and currently receive multiple copies of the Company's annual report and proxy statement and who wish to receive only one copy of these materials per household in the future should write or call Ezenia! Inc. at the address above. A number of brokerage firms have instituted householding. If you hold your shares in "street name", please contact your bank, broker or other holder of record to request information about householding.

        If you would like to revoke your householding consent and receive a separate copy of the annual report or proxy statement in the future, please contact your broker, bank, or other nominee. A stockholder who wishes to receive a separate copy of the Notice or proxy materials for the Annual Meeting should submit this request by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717 or calling toll free at 1-800-542-1061.

 PROPOSAL NO. 1—ELECTION OF DIRECTORS

        The Board of Directors is divided into three classes, with each class serving a three-year term. The term of the current Class III Directors will expire at the annual meeting. All directors will hold office until their earlier resignation or removal, or until their respective successors have been duly elected and qualified.

        For the 2010 Annual Meeting of Stockholders, the Board of Directors has nominated Khoa D. Nguyen and George Q. Stevens for election as Class III Directors, to hold office until the Annual Meeting of Stockholders to be held in 2013 and until their respective successors are duly elected and qualified or until their earlier resignation or removal. Shares represented by all proxies received by the Board of Directors and not marked so as to withhold authority to vote for a nominee will be voted "FOR" the election of the nominee. The nominees have indicated their willingness to serve, if elected; however, if a nominee should be unable or unwilling to serve, the proxies may be voted for the election of a substitute nominee designated by the Board of Directors or the Board may determine to fix the number of directors at a lesser number. There are currently seven members of the Board of Directors, as Robert McFarland resigned from the Board of Directors in December 2009, and Peter Janke and Larry Snyder were appointed to the Board of Directors in June 2010.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF MESSRS. NGUYEN AND STEVENS.

        The table below sets forth the following information with respect to the nominees to be elected at the meeting, and the directors whose terms of office will extend beyond the meeting: the age of each such person; the position(s) currently held by each such person within the Company; the year each such person was first elected or appointed a director; the year each such person's current term will expire; and the class of director of each such person.

Name of Director or Nominee	Age	Position(s) Held	Director Since	Year Term Will Expire	Class of Director
Gerald P. Carmen	79	Director	2005	2011	I
Peter Janke(5)	68	Director	2010	2011	I
Larry Snyder(5)	59	Director	2010	2011	I
Ronald L. Breland(3)(4)	61	Director	2004	2012	II
John A. McMullen(2)(3)(4)	68	Director	2005	2012	II
Khoa D. Nguyen(1)	56	Chairman, President, Chief Executive Officer, and Treasurer	1997	2010	III
George Q. Stevens(1)(2)	64	Director	2009	2010	III

(1)
Nominated for a term ending in 2013
(2)
Members of the Audit Committee
(3)
Members of the Compensation Committee
(4)
Members of the Nominating Committee
(5)
Not appointed to any Board committees as of the date of this Proxy Statement

        GERALD P. CARMEN has been a Class I Director of the Company since February 2005. Mr. Carmen is currently an independent consultant. As one of the founding partners of the Carmen Group, Inc., Mr. Carmen served as Vice Chairman from 1990 to August 2004. In 1989, Mr. Carmen served as President and Chief Executive Officer of the Federal Asset Disposition Association, the predecessor of the current Resolution Trust Corporation. From August 1986 to May 1988, Mr. Carmen served as National Chairman for Citizens for America. Mr. Carmen was appointed by President Reagan to serve as the United States Permanent Representative to the United Nations office and other international organizations in Geneva, Switzerland, from May 1984 to August 1986. From 1981 to 1984, Mr. Carmen was the Administrator of the General Services Administration. Mr. Carmen has been a member of the Cabinet Council for Management and Administration, the White House Property Review Board, and the President's Committee on Arts and Humanities. Mr. Carmen also served on the board of Star Scientific, Inc. The Board of Directors believes Mr. Carmen's qualifications to sit on the Company's Board of Directors include his direct experience within the Federal government and his work with the Carmen Group in assisting other companies in developing strategic relationships within governmental markets, as well as his leadership skills.

        PETER JANKE has been a Class I Director of the Company since June 2010. Mr Janke is the Executive Vice President of the Seneca Group, LLC where he launched a consulting practice in corporate restructuring and revitalization. He has served as CEO of a $40 million client company in a turnaround situation and successfully stabilized it within nine months. Mr Janke also served as the Chief Operating Officer of Raytheon Information Solutions where he assumed operating control of $300 million Federal Information Technology business scattered among several business units and was chartered to consolidate contracts, business practices, personnel and market strategies. He was also the Senior Vice President of Business Development at STG, Inc. and the Senior Vice President of Marketing & Sales at Litton Information Systems Group. Mr Janke earned a MA at Georgetown, a BA at the University of Wisconsin and has attended the Executive Education Program and Restructurings, Mergers and Acquisitions at the Harvard Business School. Mr Janke is a Vietnam veteran who served in the U.S. Air Force and carries a current Top Secret clearance. The Board of Directors believes Mr. Janke's qualifications to sit on the Company's Board of Directors include his consulting, operational management, and business skills. Mr. Janke has many years experience in working with the Federal Government and assisting other companies in planning and implementing a turnaround strategies.

        LARRY SNYDER has been a Class I Director of the Company since June 2010. Mr. Snyder is the Managing Director and principal, Quinault Capital, LLC privately held investment banking and consulting firm. Prior to co-founding Quinault Capital, Mr. Snyder was managing director at CRT Capital an investment banking firm based in Connecticut. His investment experience spans a total of 34 years in financial management, which includes 4 years at Merrill Lynch, 24 years at Refco, and 2 years at Pali Capital. At Refco, he directed the implementation of corporate and union pension securities in excess of $100 billion. Refco's Pension Investment Monitoring and Evaluation Services portfolios were $400 million to $20 billion in asset size. He previously served on the Washington State University's Business School Board for over 15 years and Eton Technical Institute's Board of Directors for 12 years. His professional licenses include Series 3, 6, 7, 24, 26 and 63. Mr. Snyder majored in finance at Montana State University and at Washington State University. The Board of Directors believes Mr. Snyder's qualifications to sit on the Company's Board of Directors include his experience in investment banking, financial management and operating experience along with his consulting expertise.

        GEORGE Q. STEVENS was named a Class III Director of the Company in June 2009. For over thirty-five years, Mr. Stevens has been extensively involved in mergers and acquisitions and the turn-around of many businesses, including start-ups. From 1971 to 1986, Mr. Stevens was with American Standard and rose to the rank of President of one of their divisions, with thirteen specialized manufacturing plants. When the division was sold to facilitate the purchase of Trane in 1985, Mr. Stevens led the acquisition of two plants, energized the operations, and sold them both. In 1986, Mr. Stevens formed Stevens Information Systems (SIS), which developed the technology used by major investment houses to manage complex retirement plan assets of Fortune 500 companies across the United States and Europe. In 2004, Mr. Stevens sold SIS and remained as Chairman until early 2005. In 2005, Mr. Stevens founded Stevens Resource Group (SRG), which specializes in assessments and due diligence of large investment opportunities for multiple investment banking houses, provides business consulting for investment banking and private placement fields, and maintains an extensive finder network throughout the United States, Asia, Europe and the Middle East. Recently, Mr. Stevens served and has served as officer, director and/or advisor for various companies including Nanonize Technologies, TeknoCreations, Accesskey IP, Adamas Equity Fund, Stealth Equity Fund, and Quinault Capital. Mr. Stevens has been a guest lecturer for various corporations and universities with an emphasis on the rigor of starting a company, finance and management, and investment banking. The Board of Directors believes Mr. Stevens's qualifications to sit on the Company's Board of Directors include his experience in evaluating investment opportunities and his involvement in business turn-around situations, as well as his executive management and operating experience.

        RONALD L. BRELAND has been a Class II Director of the Company since September 2004. Mr. Breland is currently the Vice President of Business Development at IMMIX Group, Inc. and was formerly the President and Chief Executive Officer of EC America and Selbre Associates. Prior to establishing EC America in March 1998 and Selbre Associates in June 1988, Mr. Breland was Vice President of Marketing and Sales for General Digital Corporation in Rockville, Maryland and, prior to that, Vice President of Sales for Kennedy Company, a division of Allegheny International. Mr. Breland has over 30 years of experience in contract negotiation and management for both commercial and government markets, development of strategic and tactical marketing programs, engineering development and marketing, and equipment and service sales. Mr. Breland has developed, supervised and negotiated more than 1,000 government contract programs, and successfully conducted government contract compliance audits for Fortune 100 companies. Mr. Breland is a Charter Member of the Industry Advisory Council of the Federation of Government Information Processing Councils and the General Service Administration's Advisory Council, a premier member of the Coalition for Government Procurement, and a former member of the Baltimore-Washington Minority Economic Development Council. The Board of Directors believes that Mr. Breland's qualifications to sit on the Company's Board of Directors include his executive management and marketing experience, as well as his extensive experience in developing, supervising and negotiating government contract programs.

        JOHN A. McMULLEN has been a Class II Director of the Company since April 2005. Mr. McMullen previously served as a director of the Company from February 2000 until August 2003. In September 2003, Mr. McMullen took time off to actively participate in the political process by running for the Senate in the state of Vermont. Since 1985, Mr. McMullen has been with Cambridge Meridian Group, Inc. and is currently a Managing Principal. Mr. McMullen has over 25 years of experience in financial analysis, acquisition planning, market assessment and research, competitive analysis, and corporate strategy. In addition, Mr. McMullen taught Business Strategy at Harvard Law School, and has published articles in the fields of management, strategy, and law. Mr. McMullen also has experience in the investment banking community in New York with Morgan Stanley and Company, worked with the Boston Consulting Group on strategy assignments, and was an engineer with the U.S. Atomic Energy Commission. Mr. McMullen is a Phi Beta Kappa graduate of Columbia University with B.S. and B.A. degrees in Applied Physics and Engineering, received a J.D. with Honors from the Harvard Law School and a M.B.A. with High Distinction from the Harvard Business School, where he was elected a first year Baker Scholar. Mr. McMullen is a member of the Bars of New York, Massachusetts, and the District of Columbia. In 1982 and 1983, he served on the Governor's 11 person Advisory Task Force on the Massachusetts Department of Revenue. Mr. McMullen also served on the board of directors of MRO Software, Inc. The Board of Directors believes that Mr. McMullen's qualifications to sit on the Company's Board of Directors include his decades of experience in financial and market analysis and corporate strategy, as well as his financial expertise.

        KHOA D. NGUYEN has been a director of the Company since December 1997. Mr. Nguyen was named President and Chief Executive Officer of the Company effective April 9, 1998 and, from August 2002 until April 2006, he also served as the Company's Chief Financial Officer and Secretary.

Since August 2002, Mr. Nguyen has served as Treasurer of the Company. Previously, Mr. Nguyen had been Executive Vice President and Chief Operating Officer of the Company from September 1997 to April 1998. Prior to joining the Company, Mr. Nguyen was employed at PictureTel Corporation, a videoconferencing company, where he served as Chief Technology Officer and General Manager of the Group Systems and Networking Products divisions from February 1994 to August 1996 and as Vice President of Engineering from January 1993 to February 1994. From August 1991 to December 1992, he was Vice President of Engineering at VTEL Corporation, a videoconferencing company. Previously, Mr. Nguyen held various research and development positions at IBM Corporation. The Board of Directors believes Mr. Nguyen's qualifications to sit on the Company's Board of Directors include his decades of experience in the industry, including 13 years as Chief Executive Officer and/or Chief Operating Officer of the Company, and his deep understanding of the Company's historical and current business strategies, objectives and products.

Board of Directors Meetings and Committees

        The Board of Directors held seven meetings during the year ended December 31, 2009. During that period, the Audit Committee of the Board of Directors (the "Audit Committee") held four meetings, the Compensation Committee of the Board of Directors (the "Compensation Committee") held one meeting, and the Nominating Committee of the Board of Directors (the "Nominating Committee") held one meeting. During the fiscal year ended December 31, 2009, each of the directors attended all of the meetings of the Board of Directors and the committees on which he served.

        All members of the Compensation Committee, Audit Committee and Nominating Committee are "independent directors" as defined by independence rules of The Nasdaq Stock Market LLC. Messrs. Janke and Snyder, who have not yet been appointed to any Board committees, are also independent directors under these rules. Mr. Nguyen, who is the Company's Chief Executive Officer, is not an independent director under these rules. Also, Mr. Carmen is not currently an independent director due to a consulting agreement between the Carmen Group and Ezenia from 2007 through 2008. The President of the Carmen Group is the son of Mr. Carmen.

        The positions of Chairman of the Board and Chief Executive Officer are currently occupied by one individual, Mr. Nguyen. The Board of Directors believes that this leadership structure has served the Company well in the past and continues to serve it well at present, as Mr. Nguyen's decades of experience in the industry and tenure with the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In his combined role, Mr. Nguyen sets the strategic direction for the Company and provides day-to-day leadership, and he also sets the agenda for Board meetings and presides over all meetings of the full Board. This promotes unified leadership and direction for the Board and management that, together with having a majority of independent directors on the Board, assists the Board in the administration of its risk oversight responsibilities discussed in this proxy statement. The Board does not currently have a lead independent director, although the independent directors do meet periodically in executive session outside the presence of management.

        The Compensation Committee is comprised of Mr. Breland and Mr. McMullen. The Compensation Committee determines the compensation of the Company's senior management and administers the Company's stock option plans. The Compensation Committee charter is located on the Company's website at www.Ezenia.com under "Company—Board of Directors".

        The Audit Committee is comprised of Mr. McMullen and Mr. Stevens. Mr. McFarland served on the Audit Committee until his resignation in December 2009. The Audit Committee engages the Company's independent registered public accounting firm, consults with the Company's independent registered public accounting firm concerning the scope of the audit, reviews the results of their examination, reviews and approves any material accounting policy changes affecting the Company's operating results, and reviews the Company's financial controls. The Audit Committee is governed by a written charter which is available on the Company's website at www.Ezenia.com under "Company—Board of Directors".

        The Nominating Committee is comprised of Mr. McMullen and Mr. Breland. Mr. McFarland served on the Nominating Committee until his resignation in December 2009. As it becomes necessary to fill one or more seats on the Board of Directors, the Nominating Committee will consider in a timely fashion potential candidates for Director that have been recommended by the Company's directors, Chief Executive Officer (the "CEO"), other members of senior management and stockholders. The procedures for submitting stockholder nominations of individuals are explained below. The Nominating Committee may also engage a third-party search firm to identify potential director candidates for its consideration. The Nominating Committee will meet as often as it deems necessary to narrow the list of potential candidates, review any materials provided in connection with potential candidates and cause appropriate inquiries to be conducted into the backgrounds and qualifications of each candidate. During this process, the Nominating Committee also reports to and receives feedback from other members of the Board of Directors and meets with and considers feedback from the CEO and other members of senior management. Interviews of potential candidates for nomination are conducted by members of the Nominating Committee, other outside directors, the CEO and other members of senior management. The final candidate(s) are nominated by the Board of Directors for election by the stockholders or named by the Board of Directors to fill a vacancy.

        On June 29, 2010, the size of the Board was increased from five to seven directors, and upon the recommendation of the Nominating Committee, Peter Janke and Larry Snyder were appointed as Class I directors. The appointment of Messrs. Janke and Snyder as directors was not pursuant to any agreement or understanding between Messrs. Janke or Snyder and any third party. Mr. Janke was recommended to the Nominating Committee for consideration as a director nominee by Mr. Nguyen, and Mr. Snyder was recommended to the Nominating Committee by one of the Company's independent directors.

        To recommend a candidate to the Board of Directors, stockholders should send the candidate's name, credentials, contact information and his or her consent to be considered as a candidate to the Company's Secretary, Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063. Such notice must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date the Company's proxy statement was delivered to stockholders in connection with the preceding year's annual meeting. The proposing stockholder should also include his or her contact information and a statement of his or her share ownership, including the number of shares owned and for how long such shares have been held.

        Qualifications that a nominee for director should possess include executive-level experience, relevant industry experience, a high level of honesty and integrity, the ability to work with the other members of the Board of Directors and the management of the Company in fulfilling responsibilities, and availability of and willingness to commit the time necessary to serve as an active member of the Board of Directors, including service on the committees of the Board of Directors. The Nominating Committee may also consider any other standards that it deems appropriate. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating Committee and the Board seek the talents and backgrounds in selecting director nominees that would be most helpful to the Company. In particular, the Nominating Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

        Other than verification of the nominating stockholder's compliance with the proper nominating procedures, and verification of the nominating person's status as a stockholder, a candidate for director nominated by a stockholder is evaluated in the same manner as any other candidate.

        On June 30, 2010, the Company entered into a Settlement Agreement (the "Settlement Agreement") with North & Webster Value Opportunities Fund, LP ("NW Fund"), North & Webster, LLC, Samuel A. Kidston and James Bussone. On December 22, 2009, NW Fund, a stockholder of the Company, provided notice to the Company of its intention to nominate two nominees for election to the Board of Directors at the annual meeting. Pursuant to the terms of the Settlement Agreement, NW Fund has withdrawn its stockholder nominations. In connection with entering into the Settlement Agreement, the Company did not add any of NW Fund's nominees to the Board of Directors, but instead NW Fund will have the right to appoint Samuel A. Kidston or another nominee to the Board in January 2011 in the event that the Company does not meet the revenue and operating income targets in its operating budget for fiscal year 2010. For further information regarding the Settlement Agreement, stockholders are directed to the Company's current report on Form 8-K, which was filed with the SEC on June 30, 2010 and is available on the SEC's website at www.sec.gov or the Company's website at www.ezenia.com under News & Events—Press Releases.

The Board's Role in Risk Oversight

        The role of the Board of Directors in the Company's risk oversight process includes receiving regular reports from management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate person within the Company so that it can understand the Company's risk identification, risk management and risk mitigation strategies. When a Committee receives the report, the Chairman of the relevant Committee reports on the discussion to the full Board. This enables the Board and its Committees to coordinate the risk oversight role. The Board of Directors also administers its risk oversight function through the required approval by the Board (or a committee of the Board) of significant transactions and other material decisions, and regular periodic reports from the Company's independent registered public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the Company's internal controls and financial reporting.

Compensation of Directors

        The following table sets forth, for the fiscal year ended December 31, 2009, the total compensation of the non-management members of the Board of Directors. Compensation of the management member of the Board of Directors is set forth in the Summary Compensation Table.

Director Compensation Table—2009

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	Total ($)
Ronald L. Breland	12,500	9,926	22,426
Gerald P. Carmen	15,000	10,055	25,055
Robert N. McFarland(4)	14,000	12,242	26,242
John A. McMullen	13,500	12,841	26,341
George Q. Stevens	10,000	1,445	11,445

    (1)
    The Company pays each non-employee director a fee of $3,000 per meeting of the Board of Directors attended in person or $500 for each meeting attended remotely. The Company also pays each non-employee director $500 for each meeting of the Audit Committee, Compensation Committee, and Nominating Committee attended by such director.

    (2)
    Initially, each non-employee director who joins the Board of Directors receives an option to purchase 35,000 shares of Common Stock. In fiscal year 2009, Mr. Stevens received an option to purchase 35,000 shares at a price of $0.17 per share. All other directors received an option to purchase 15,000 shares at a price of $0.09 per share in 2009. Each of these options becomes exercisable over a four-year period with 25% of the shares underlying such options vesting each year. Such option grants have a term of ten years.

    (3)
    These amounts represent the aggregate grant date fair value of the option awards in the year in which the grant was made. The assumptions used for calculating the grant date fair value are set forth in Note 7 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 31, 2010. The exercise price of these options is based upon the closing price of the Common Stock on the grant date. The actual amount that will be realized, if any, upon an exercise of an option will depend upon the extent to which the market price of the Common Stock exceeds the option exercise price at the time the option is exercised.

    (4)
    Mr. McFarland resigned in December 2009.

    (5)
    The stock options outstanding at December 31, 2009 for each of the non-employee directors were as follows: Mr. Breland, options to purchase 83,000 shares; Mr. Carmen, options to purchase 80,000 shares; Mr. McFarland, options to purchase 24,750 shares; Mr. McMullen, options to purchase 80,000 shares; and Mr. Stevens, options to purchase 35,000 shares.

 SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Common Stock as of May 27, 2010 by (1) each person who is known by the Company to own beneficially more than five percent of the Common Stock, (2) each member of the Board of Directors, (3) each of the Named Executive Officers (as defined under "Summary Compensation Table" below) and (4) all directors and executive officers as a group. The address for each stockholder is c/o Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063. Except as noted below, each stockholder has sole voting and investment power with respect to the shares listed.

	Shares Beneficially Owned
Directors, Officers and 5% Stockholders	Number	Percent(1)
Hummingbird Management LLC	1,586,484	10.22%
Khoa D. Nguyen(2)	2,564,994	15.19%
Ronald L. Breland(3)	94,375	*
Gerald P. Carmen(4)	84,375	*
John A. McMullen(5)	84,375	*
Kevin M. Hackett(6)	1,000	*
George Q. Stevens(7)	84,000	*
Peter Janke	0	*
Larry Snyder	0	*
All executive officers and directors as a group (9 persons)(8)	3,047,064	17.79%

    *
    Less than 1%

    (1)
    Percentages are calculated on the basis of 15,526,820 shares of Common Stock outstanding as of May 27, 2010. The total number of shares outstanding used in calculating the percentage also assumes that only the currently exercisable options or options which become exercisable within 60 days of May 27, 2010, held by the person to acquire shares of Common Stock are exercised, but does not include the number of shares of Common Stock underlying options held by any other person.

    (2)
    Includes 1,356,250 shares that Mr. Nguyen has the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

    (3)
    Includes 87,375 shares that Mr. Breland has the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

    (4)
    Includes 59,375 shares that Mr. Carmen has the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

    (5)
    Includes 55,625 shares that Mr. McMullen has the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

    (6)
    Mr. Hackett resigned in February 2010.

    (7)
    Includes 14,000 shares that Mr. Stevens has the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

    (8)
    Includes 1,604,970 shares that directors and executive officers of the Company have the right to acquire within 60 days of May 27, 2010 by the exercise of stock options.

 EXECUTIVE COMPENSATION AND OTHER INFORMATION
CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers of the Company

        The executive officers of the Company and their ages are:

Name	Age	Principal Position
Khoa D. Nguyen	56	Chairman, President, Chief Executive Officer, and Treasurer
Thomas J. McCann	65	Chief Financial Officer and Secretary

        KHOA D. NGUYEN. See page [5] of this Proxy Statement for biographical information regarding Mr. Nguyen.

        THOMAS J. McCANN has been with the Company since 2005. In February 2010, Mr. McCann was appointed Chief Financial Officer and Secretary of the Company, with his prior position being the Corporate Controller of the Company. Prior to joining the Company, Mr. McCann spent 25 years at Digital Equipment Corporation and Hewlett Packard Company in various financial management positions. He also worked in various positions at the Draper Division of Rockwell International. He is also a member of the American Institute of Certified Public Accountants (AICPA) since 1972.

        Mr. McCann replaced Kevin M. Hackett as Chief Financial Officer of the Company. Mr. Hackett resigned from the Company, effective as of February 12, 2010.

Processes and Procedures for Determining Executive Compensation

Compensation Philosophy

        The Company's compensation policies for executive officers are based on the belief that the interests of executives should be closely aligned with those of the Company's stockholders. The compensation policies are designed to achieve the following objectives:

  •
  Offer compensation opportunities that attract highly qualified executives, reward outstanding initiative and achievement and retain the leadership and skills necessary to build long-term stockholder value.

  •
  Maintain a significant portion of the executives' total compensation at risk, tied to both the annual and long-term financial performance of the Company and the creation of stockholder value.

  •
  Further the Company's short and long-term strategic goals and values by aligning executive compensation with business objectives and individual performance.

Compensation Program

        The Company's executive compensation program is administered by the Compensation Committee. The Compensation Committee is comprised of Mr. Breland and Mr. McMullen, each of whom is independent according to rules of The Nasdaq Stock Market LLC. The Compensation Committee establishes and administers the Company's executive compensation policies and plans and administers the Company's stock option and other equity-related employee compensation plans. The Compensation Committee typically does not retain compensation consultants, but does consider internal and external information in determining officers' compensation, including outside survey data.

        The Company's executive compensation program has three major integrated components: base salary; cash incentives; and long-term incentives.

        Base Salary.    Base salary levels for executive officers are determined annually by reviewing the competitive pay practices of networking companies of similar size and market capitalization, the skills, performance level and contribution to the business of individual executives and the needs of the Company. Overall, the Compensation Committee believes that base salaries for the Company's executive officers are competitive with median base salary levels for similar positions in these networking companies.

        Cash Incentive Compensation.    The Company's executive officers are eligible to receive cash incentive awards designed to motivate them to attain short-term and longer-term corporate and individual management goals. The Compensation Committee establishes annual bonus opportunities for each executive officer in relation to his or her base salary. Bonuses under this program are based on the attainment of specific Company performance measures established by the Compensation Committee early in the fiscal year, by the achievement of specified individual objectives, and by the degree to which each executive officer contributes to the overall success of the Company and the management team. In 2009, the formula for the named executive officers' bonuses was based on a combination of individual objectives and Company revenue and profitability objectives. Because these performance targets were not obtained, no bonuses were awarded for 2009.

        Long-Term Incentives.    The Compensation Committee believes that stock options are an appropriate vehicle for compensating its officers and employees. The Company provides long-term incentives through its 2004 Stock Incentive Plan. The purpose of long-term stock options is to create a direct link between executive compensation and increases in stockholder value. When determining option awards for an executive officer, the Compensation Committee considers the executive's current contribution to Company performance, the anticipated contribution to meeting the Company's long-term strategic performance goals and industry practices and norms. Long-term incentives granted in prior years and existing levels of stock ownership are also taken into consideration. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Common Stock, this portion of the executive's compensation is directly aligned with an increase in stockholder value.

Chief Executive Officer Compensation

        The Chief Executive Officer's base salary, cash incentive awards and long-term incentive compensation are determined by the Compensation Committee, and are based upon the same factors that are employed by the Compensation Committee for executive officers generally. Mr. Nguyen's base salary for the years ended December 31, 2009 and 2008 was $285,000. The Chief Executive Officer may also be entitled to an annual cash bonus depending on the Company's performance. No bonuses were awarded in 2009 and 2008. The Compensation Committee, in its sole discretion, determines the amount of any such cash bonus. Mr. Nguyen has an employment agreement with the Company that is described below under the heading "Potential Payments upon Termination or Change-in-Control".

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1,000,000 for compensation paid to certain executives of public companies. This limitation does not apply to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. In any case, the historical combined salary and bonus of each executive officer of the Company has been below the $1,000,000 limit. The Compensation Committee's present intention is to structure executive compensation to minimize the application of the deduction limitation of Section 162(m) of the Code unless the Compensation Committee feels the necessary changes in the Company's executive compensation program needed to accomplish this objective would not be in the best interest of the Company or its stockholders.

Summary Compensation Table—2009

        The following table sets forth, for the years ended December 31, 2009 and 2008, the total compensation of the Company's Named Executive Officers. The Named Executive Officers include the Company's Principal Executive Officer, and the Company's other executive officer who was serving as such at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary($)	Option Awards($)(2)	All Other Compensation ($)(3)	Total($)
Khoa D. Nguyen	2009	285,000	360,304	125,000	770,304
Chairman, President,	2008	285,000	458,511	125,000	868,511
Chief Executive Officer, and Treasurer

Kevin M. Hackett(1)	2009	180,000	5,500	—	185,500
Former Chief Financial Officer	2008	43,038	964	—	44,002

Kenneth E. Garofano(4)	2009	78,750	58,633	—	137,383
Vice President of Strategic Media Technology	2008	157,500	77,448	—	234,948
and Chief Technical Officer

(1)
Mr. Hackett joined the Company on October 6, 2008, and resigned in February 2010.

(2)
These amounts represent the aggregate grant date fair value of the option awards in the year in which the grant was made. The assumptions used for calculating the grant date fair value are set forth in Note 7 to the Company's consolidated financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 31, 2010. The actual amount that will be realized, if any, upon the exercise of an option will depend upon the extent to which the market price of the Common Stock exceeds the option exercise price at the time the option is exercised. The exercise price of these awards is the market closing price of the Common Stock on the grant date.

(3)
All other compensation for each individual was below $10,000, except for Mr. Nguyen for whom the Company paid life insurance premiums.

(4)
Mr. Garofano retired in July 2009.

Outstanding Equity Awards at Fiscal Year-End Table—2009

        The following table sets forth information concerning unexercised options and equity incentive plan awards for each of the Named Executive Officers outstanding as of December 31, 2009.

        All of the options presented below vest over a four-year period with 25% of the shares underlying such options vesting at the end of the first year and the balance of the shares vesting in equal quarterly installments over the next three years. These options expire on the tenth anniversary of the grant date.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Khoa D. Nguyen	10,958		9.125	02/21/2010	(1)
	500,000		0.97	01/14/2015	(2)
	281,250	18,750	3.30	02/28/2016	(3)
	239,042		9.125	02/21/2010	(4)
	206,250	93,750	2.15	03/08/2017	(5)
	218,750	281,250	0.69	03/13/2018	(6)
		500,000	0.09	02/24/2019	(7)
Kevin M. Hackett	22,500	67,500	0.34	10/06/2018	(8)
		35,000	0.09	02/24/2019	(9)

(1)
Stock option award for 10,958 shares of the Common Stock was granted on 02/21/2000. This option expired in February 2010.

(2)
Stock option award for 500,000 shares of the Common Stock was granted on 01/14/2005. All of the shares underlying this grant have vested.

(3)
Stock option award for 300,000 shares of the Common Stock was granted on 02/28/2006. 25% of the shares underlying the award vested on 02/28/2007, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(4)
Stock option award for 239,042 shares of the Common Stock was granted on 02/21/2000. This option expired in February 2010.

(5)
Stock option award for 300,000 shares of the Common Stock was granted on 03/08/2007. 25% of the shares underlying the award vested on 03/08/2008, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(6)
Stock option award for 500,000 shares of the Common Stock was granted on 03/31/2008. 25% of the shares underlying the award vested on 02/24/2010, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(7)
Stock option award for 500,000 shares of the Common Stock was granted on 02/24/2009. 25% of the shares underlying the award vested on 02/24/2010, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested.

(8)
Stock option award for 90,000 shares of the Common Stock was granted on 10/06/08. 25% of the shares underlying the award vested on 10/06/2009, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested. Vesting terminated when Mr. Hackett resigned from the Company in February 2010. All rights to purchase shares under this option have been terminated.

(9)
Stock option award for 35,000 shares of the Common Stock was granted on 02/24/2009. 25% of the shares underlying the award vested on 02/24/2010, with the remaining shares vesting in equal quarterly installments thereafter, until the award becomes fully vested. Vesting terminated when Mr. Hackett resigned from the Company in February 2010. All rights to purchase shares under this option have been terminated.

Other Compensation Related Information

Benefit Plans

        2004 Stock Incentive Plan.    The Company currently maintains the 2004 Stock Incentive Plan (the "2004 Plan"). The purpose of the 2004 Plan is to attract and retain the best available personnel for positions of substantial responsibility and to provide additional incentives to certain employees, officers, directors, and consultants to contribute to the success of the Company. The Company may issue stock options, restricted stock awards and/or stock grants pursuant to the 2004 Plan.

        Savings Plan.    The Company also sponsors a savings plan for its employees, which has been qualified under Section 401(k) of the Internal Revenue Code (the "401(k) Plan"). Eligible employees are permitted to contribute to the 401(k) Plan through payroll deductions within statutory and plan limits. Company contributions are made at the discretion of the Board of Directors. Beginning in 1997, the Board of Directors authorized the Company to match a portion of its employees' contributions to the 401(k) Plan, and, in fiscal years 1997 through 2009, the Company made a matching contribution of thirty percent (30%) of each employee's contributions to the extent the employee's contribution equaled five percent (5%) or more of such employee's gross compensation.

Nonqualified Deferred Compensation—2009

        Deferred Compensation Plan.    Effective March 31, 2006, the Company adopted the Ezenia Deferred Compensation Plan (the "Plan"). Under this Plan, eligible employees may elect to defer up to 100% of their base and incentive compensation into the Plan. The Company is under no obligation to establish a fund or reserve in order to pay the benefits under the Plan except in the event of a change in control. If funded, the plan Trustee makes all investment decisions for the Trust on behalf of the participants. The Company has not guaranteed a return on investment for the participants; however, all earnings and losses on the Plan assets are borne by the participants. All contributions and earnings are fully vested to the participant when made but are subject to the Company's creditors in the event of bankruptcy.

Name	Executive Contributions in 2009 ($)	Registrant Contributions in 2009 ($)	Aggregate Gains In 2009 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance At December 31, 2009 ($)
Khoa D. Nguyen	—	—	46,514	—	180,013

        Mr. Nguyen is the only employee who participates in the Plan, and he only contributed to the Plan in 2006. The 2006 contribution of $180,000 was valued at $180,013 as of December 31, 2009.

Potential Payments upon Termination or Change-in-Control

        In 2007, the Company entered into a new employment agreement with Mr. Nguyen. Under the employment agreement, Mr. Nguyen is entitled to a base salary at an annual rate to be established by the Board of Directors and is eligible to receive additional cash compensation under the Company's annual incentive plan based upon specific financial and/or other targets as approved by the Compensation Committee. Mr. Nguyen is also eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the

Company. In addition, the Company has agreed to procure life insurance coverage on behalf of Mr. Nguyen in the amount of $1.75 million.

        In the event that Mr. Nguyen's employment is terminated without cause (as defined in the employment agreement) or Mr. Nguyen resigns on account of a change of status (as defined in the employment agreement), Mr. Nguyen is entitled to receive an amount equal to two times (1) the highest annual salary in effect for him during the 12-month period immediately preceding the date of termination and (2) his current targeted annual incentive bonus (as defined in the employment agreement) (or, if no annual incentive bonus is then in effect, then the highest annual incentive bonus or other aggregate bonus(es) actually paid to Mr. Nguyen in any of the three preceding fiscal years of the Company). In addition, all options and restricted stock awards held by Mr. Nguyen under the Company's stock option plans shall become fully vested and exercisable. Mr. Nguyen and his spouse are also entitled to be covered under the Company's medical insurance plans for their lives.

        In the event that Mr. Nguyen's employment with the Company terminates due to his death prior to termination without cause or due to a change of status, Mr. Nguyen's spouse or beneficiaries are entitled to receive a lump sum payment equal to what Mr. Nguyen would have received if his employment had been terminated without cause as described above.

        If the Company terminates Mr. Nguyen's employment other than for cause either in anticipation of or as required to accomplish a change of control (as defined in the employment agreement) or within 24 months after a change of control, or Mr. Nguyen resigns on account of a change in status within 24 months of a change of control, Mr. Nguyen is entitled to receive a severance payment equal to four times the sum of (1) Mr. Nguyen's base compensation for the Company's fiscal year then in effect or if greater, Mr. Nguyen's base compensation for the Company's fiscal year immediately preceding the year in which such termination occurs, plus (2) Mr. Nguyen's annual target incentive bonus for the fiscal year then in effect (or, if no target incentive bonus is in effect for such year, then the highest annual incentive bonus or other aggregate bonus(es) actually paid to Mr. Nguyen in any of the three preceding fiscal years). Effective upon a change of control, all options and restricted stock awards held by Mr. Nguyen under any of the Company's stock option plans shall become exercisable and vested in full. Mr. Nguyen and his spouse are also entitled to be covered under the Company's medical insurance plans for their lives. In addition, Mr. Nguyen is entitled to receive a tax gross-up payment from the Company to cover any excise taxes imposed by Section 280G of the Code.

        In addition, the Company has entered into severance agreements with Mr. McCann and certain members of senior management. If the individual's employment is terminated by the Company without "cause", or the individual terminates his employment for "good reason", then the individual will be entitled to receive salary continuation for six months, as well as the right to participate in the Company's health, dental and vision programs during such six-month period. However, if the individual commences any employment or self-employment prior to the completion of such six-month period, such salary continuation and other benefits will cease.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and ten percent (10%) holder complied with his/her obligations in a timely fashion with respect to transactions in securities of the Company during the year ended December 31, 2009.

Code of Ethics

        We adopted a Code of Ethics that applies to each officer, employee and member of the Board of Directors. You may obtain a free copy of this code by writing to Investor Relations at Ezenia! Inc., 14 Celina Avenue, Suite 17-18, Nashua, New Hampshire 03063, or by sending an email to investorrelations@ezenia.com. The Code may also be found on the Company's website at www.Ezenia.com under "Company".

Certain Relationships and Related Transactions

        During 2007, the Company engaged Carmen Group, Inc. as consultants to develop and implement a strategy for marketing the Company's products to Federal purchasers within the Department of Defense and appropriate adjacent markets. The President of the Carmen Group is the son of a member of the Board of Directors. The agreement was terminated in November 2008. During 2008, the Company paid the Carmen Group, Inc. $275,000 for consulting services.

Audit Committee Report(1)

        During 2009, the Audit Committee was composed of Mr. McMullen, an independent director who was appointed to the Audit Committee in April 2005, Mr. McFarland, an independent director who was appointed to the Audit Committee in March 2007 and served until his resignation in December 2009, and Mr. Stevens, an independent director who was appointed to the Audit Committee in June 2009. Mr. McMullen stepped down when Mr. Stevens joined the Board, and was reappointed when Mr. McFarland resigned. The Board of Directors has determined that Mr. McMullen is an "audit committee financial expert" as that term is defined by the applicable rules and regulations of the Securities and Exchange Commission.

        During the fiscal year ended December 31, 2009, the Audit Committee reviewed and discussed the Company's audited financial statements with management of the Company and the Company's independent registered public accounting firm Caturano and Company, P.C. ("Caturano"). The Audit Committee discussed with Caturano the matters required to be discussed by Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee received and reviewed the written disclosures and the letter from Caturano relating to the independence of such firm as required by applicable regulations of the Public Company Accounting Oversight Board, and discussed with Caturano, Caturano's independence.

        Based on the above referenced reviews and discussions, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

Respectfully Submitted by the Audit Committee,
John A. McMullen George Q. Stevens

(1)
Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be incorporated by reference into any such filings.

Stockholder Communications with the Board of Directors

        Stockholder communications with the Board of Directors or an individual director should be made in accordance with the Company's existing policy, which requires a stockholder to direct all communications to the Company's Corporate Secretary at the Company's executive offices. All such communications sent to the Board of Directors will be forwarded to the entire Board of Directors or the individual director to whom such communication was addressed.

Attendance of Directors at Annual Stockholders Meetings

        The Company has no formal policy with respect to director attendance at its annual stockholder meetings. One director attended the 2009 annual meeting of stockholders. Although the Company currently does not require directors to attend annual stockholder meetings, their attendance is welcome.

PROPOSAL NO. 2—
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Committee has appointed Caturano and Company, P.C. as the independent auditors of the Company to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2010. On June 25, 2010, it was announced that McGladrey & Pullen, LLP had signed a letter of intent to acquire the attest practice of Caturano, which transaction was not completed as of the date of this Proxy Statement. The Board of Directors recommends ratification of the appointment of Caturano (which includes, if approved by the audit committee of the board of directors the subsequent engagement of McGladrey & Pullen, LLP). Shares represented by all proxies received by the Board of Directors and not marked will be voted "FOR" the ratification of Caturano's appointment as the Company's independent registered public accounting firm for 2010.

        Although stockholder approval of this appointment is not required by law or binding on the Audit Committee, the Audit Committee believes that stockholders should be given the opportunity to express their views. If the stockholders do not ratify the appointment of Caturano, as the Company's independent auditors, the Audit Committee will consider this vote in determining whether or not to continue the engagement of Caturano.

        It is expected that representatives of Caturano will attend the annual meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT.

Accountant's Fees

        The Audit Committee voted to engage Caturano as the Company's independent public accountants, to audit the financial statements of the Company and its subsidiaries for the fiscal years ending December 31, 2009 and 2008.

Audit Fees

        The fees billed for professional services rendered by Caturano for the audit of the Company's annual financial statements were approximately $123,700 and $146,500, respectively, for the fiscal years ended December 31, 2009 and 2008. The aggregate fees billed for professional services rendered by Caturano includes the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q.

Audit Related Fees

        The Company had no audit related fees for 2009 and 2008.

Tax Fees

        The Company had no tax related fees for 2009 and 2008.

All Other Fees

        The Company had no other fees for 2009 and 2008.

        A summary of the fees paid to Caturano for the fiscal years ended December 31, 2009 and 2008 is set forth below:

Fee Category	Fiscal Year 2009	% of Total	Fiscal Year 2008	% of Total
Audit Fees	$123,700	100%	$146,500	100%
Audit-Related Fees	—	—	—	—
All Other Fees	—	—	—	—
Total Fees	$123,700	100%	$146,500	100%

        All of the services provided by Caturano were approved by the Audit Committee. The Company's policy on auditor independence does not permit the employment of its independent auditor for material non-audit related services, except for services which are incidental and directly related to audit activities and tax-related activities.

VOTING PROCEDURES

        The required quorum for the transaction of business at the meeting is a majority of the shares entitled to vote, present in person or represented by proxy. Shares that are voted "ABSTAIN", "FOR", "WITHHOLD", or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the meeting with respect to such matter. The affirmative vote of a plurality of the shares of the Common Stock present or represented at the meeting and entitled to vote is required for the election of the Class III Directors. For Proposal 2, the ratification of the appointment of Caturano, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for approval. In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will be included in determining whether a quorum is present, but will not be included in the vote totals and, therefore, will have no effect on the outcome of the vote.

OTHER BUSINESS

        The Board of Directors knows of no business that will be presented for consideration at the meeting other than that stated above. If other business should come before the meeting, the persons named in the proxies solicited hereby, each of whom is an employee of the Company, may vote all shares subject to such proxies with respect to any such business in the best judgment of such persons.

 STOCKHOLDER PROPOSALS

        Under regulations adopted by the SEC, in order to be timely, proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices not later than March 4, 2010. Receipt of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the SEC rules for such inclusion.

        In addition to the SEC's requirements regarding stockholder proposals, the Company's by-laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of directors, are to be considered at the next annual meeting of stockholders, notice must be delivered to the Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this Proxy Statement, or if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary, such notice must be delivered not earlier than 90 days prior to such annual meeting and not later than the later of (a) 60 days prior to such annual meeting or (b) 10 days following the date on which public announcement of the date of such annual meeting is first made by the Company.

        Stockholder proposals must also contain such information as required by the Company's by-laws. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals subject to the SEC's rules governing the exercise of this authority. It is suggested that proponents submit their proposals by certified mail, return receipt requested.

Dated: July 2, 2010

<STOCK#> Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Ezenia! Inc. 017DMC 2 1 A V + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held of record by a corporation, please sign in full corporate name by president or other authorized officer. Partnerships should sign in partnership name by an authorized signatory. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Election of Directors — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2. 3. In their discretion, the proxies are authorized to transact such other business as may properly come before the meeting or any adjournment thereof. Change of Address — Please print new address below. 01 - Khoa D. Nguyen* * Each to hold office for a three-year term and until each such Director’s respective successor has been duly elected and qualified. 02 - George Q. Stevens* 1. Class III Nominees: For Withhold For Withhold For Against Abstain 2. The ratification of the selection of Caturano and Company, P.C. as our independent registered public accounting firm for the year ending December 31, 2010. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 6 0 2 0 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on July 26, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/EZEN • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

This Proxy is Solicited on Behalf of the Board of Directors of the Company for its Annual Meeting July 26, 2010 The undersigned hereby appoints Khoa D. Nguyen and Thomas J. McCann as proxies, each with full power of substitution, and hereby authorize them or either of them to represent and to vote as designated on the reverse side all shares of Common Stock of Ezenia! Inc. (the “Company”) held of record by the undersigned on May 27, 2010 at the Annual Meeting of Stockholders to be held at the offices of Goodwin Procter LLP, Exchange Place, Boston, Massachusetts on July 26, 2010 and at any adjournments or postponements thereof. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF DIRECTORS AND “FOR” THE OTHER PROPOSALS. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY FORM PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE. CONTINUED AND TO BE VOTED ON REVERSE SIDE . Proxy — Ezenia! Inc. SEE REVERSE SIDE SEE REVERSE SIDE IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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PROPOSAL NO. 1—ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS
PROPOSAL NO. 2— RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THIS APPOINTMENT.
VOTING PROCEDURES
OTHER BUSINESS
STOCKHOLDER PROPOSALS